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                                                                      EXHIBIT 21

                         Subsidiaries of the Registrant


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Subsidiaries of the registrant.

Th following table sets forth the subsidiaries of the Company on December 31, 2000.

Company                                  State of Incorporation                 DBA's
-------                                  ----------------------                 -----
Ablest Service Corp.                     Delaware                               Ablest Staffing Services
                                                                                Ablest Technology Services
                                                                                ATS

Milestone Technologies, Inc.             Arizona                                Ablest Technology Services

PLP Corp.                                Alabama

On January 1, 2001 the above listed subsidiaries were combined, through merger, into Ablest Inc.


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